THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE LAW. NO INTEREST HEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THIS CORPORATION.



No. W-L-                             Warrant to purchase
Issued:                              30,000 shares of Common
                                     Stock (subject to adjustment)



                      CENTERSPAN COMMUNICATIONS CORPORATION

                                  COMMON STOCK
                                PURCHASE WARRANT



         THIS CERTIFIES THAT, for value received, Lucas Capital Management (the "Holder") is entitled to exercise this Warrant to purchase from the Company Thirty Thousand (30,000) fully paid and nonassessable shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), on the terms and subject to the conditions set forth herein. The shares of Common Stock issuable upon the exercise of this Warrant are referred to herein as the "Warrant Shares." The number of Warrant Shares issuable upon exercise of this Warrant and the Exercise Price (as defined below) are subject to adjustment as provided herein. The term "Warrant" as used herein shall include this Warrant and any warrants delivered in substitution hereof as provided herein.

         1.1      TERM OF WARRANT

         This Warrant may be exercised by the Holder, in whole but not in part, at any time prior to the earlier of (a) August 30, 2004, or (b) the closing of a Corporate Transaction (as defined below) (the "Exercise Period"). As used herein, the term "Corporate Transaction" means the sale of all or substantially all the assets of the Company or the acquisition of the Company by another entity by means of a merger, consolidation, reorganization or any other transaction or series of related transactions resulting in the exchange of the outstanding shares of the Company for securities or consideration issued or caused to be issued by the acquiring entity or any of its affiliates and as a result of which the shareholders of the Company immediately prior to such transaction hold or receive, by virtue of their ownership of securities of the Company, less than fifty percent (50%) of the capital stock of the resulting entity; provided, however, that the sale of the Company's hardware business assets to Guillemot Corporation, S.A. will not constitute a "Corporate Transaction," and such sale will not be subject to the notice provisions of Section 4.5.

         1.2      EXERCISE PRICE

         The Exercise Price at which this Warrant may be exercised shall be $18.258 per share of Common Stock, as adjusted from time to time pursuant to
Section 4 hereof.

         1.3      METHOD OF EXERCISE

                           1.3.1    PROCEDURE FOR EXERCISE

         This Warrant may be exercised by the Holder, in whole but not in part, by delivering to the Company (i) this Warrant, (ii) cash, a wire transfer of funds or a check payable to the Company in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the "Purchase Price"), and (iii) the form of Election to Purchase attached hereto as Annex A, duly completed and executed by the Holder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above.

                           1.3.2    NET EXERCISE RIGHTS

         Notwithstanding the payment provisions set forth above, the Holder may elect to receive Warrant Shares in an amount equal to the value (as determined below) of this Warrant by surrender of this Warrant at the principal office of the Company, together with notice of such election, in which case the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                     X =  Y (A-B)
                                          -------
                                             A

WHERE:   X = THE NUMBER OF WARRANT SHARES TO BE ISSUED TO THE HOLDER
         Y = THE NUMBER OF WARRANT SHARES SUBJECT TO THE PORTION
             OF THIS WARRANT BEING EXERCISED
         A = THE FAIR MARKET VALUE (AS DEFINED BELOW) OF ONE WARRANT SHARE B = THE EXERCISE PRICE

         For purposes of the above calculation, the fair market value of a Warrant Share shall be the average of the closing bid and asked prices of the Company's Common Stock as quoted on the Nasdaq National Market System or on any exchange on which such Common Stock is then listed, whichever is applicable, for the five trading days prior to the date of exercise of this Warrant.

2.       DELIVERY OF STOCK CERTIFICATES

         Within 10 days after the payment of the Purchase Price following the exercise of this Warrant, the Company, at its expense, shall issue in the name of the Holder a certificate for the number of fully paid and nonassessable Warrant Shares to which the Holder shall be entitled upon such exercise and payment.

3.       COVENANTS AS TO WARRANT SHARES

         3.1      RESERVATION OF WARRANT SHARES

         The Company shall at all times have authorized and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of this Warrant, the number of Warrant Shares deliverable upon full exercise of this Warrant.

         3.2      ISSUANCE OF WARRANT SHARES

         The Company covenants that all Warrant Shares shall, upon issuance thereof in accordance with the terms of this Warrant, be (a) duly authorized, validly issued, fully paid and nonassessable and (b) free from all liens, pledges, charges and security interests created by the Company.

4.       ADJUSTMENTS

         4.1      ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES

         The Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of such Exercise Price pursuant to this Section 4, this Warrant shall thereafter entitle the Holder to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

         4.2      ADJUSTMENT OF EXERCISE PRICE UPON EXTRAORDINARY COMMON STOCK
                  EVENT

         Upon the happening of an Extraordinary Common Stock Event (as defined below) after the issuance date of this Warrant, the Exercise Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Exercise Price. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

         "Extraordinary Common Stock Event" shall mean (x) the issuance of additional shares of Common Stock (or other securities or rights convertible into or entitling the holder thereof to receive additional shares of Common Stock ) as a dividend or other distribution on outstanding Common Stock of the Company, (y) a split or subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (z) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

         4.3      CAPITAL REORGANIZATION OR RECLASSIFICATION

         If the Common Stock issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock of the Company, whether by capital reorganization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which this Warrant might have been converted immediately prior to such reorganization, reclassification or change, all subject to adjustment as provided herein. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the Holder after the reorganization, recapitalization or change to the end that the provisions of this Section 4 (including adjustment of the Exercise Price then in effect and the number of shares issuable upon exercise of this Warrant) shall be applicable after that event as nearly equivalent as may be practicable.

         4.4      NOTICE OF ADJUSTMENT

         Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of this Warrant or the Exercise Price is adjusted, then and in each such case the Company shall promptly deliver a notice to the Holder, which notice shall state the Exercise Price resulting from such adjustment and/or the increase or decrease, if any, in the number of shares of Common Stock or other stock or property issuable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         4.5      OTHER NOTICES

         In the event that the Company shall propose at any time:

                  (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                  (b) to offer for subscription to the holders of its Common Stock any additional shares of stock of any class or series or other rights;

                  (c) to effect any reclassification or recapitalization of the shares of its Common Stock outstanding involving a change in the Common Stock; or

                  (d) to merge or consolidate with or into any other corporation, to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up;

then, in connection with each such event, the Company shall send to the Holder:

                  (i) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

                  (ii) in the case of the matters referred to in (c) and (d) above, at least 20 days' prior written notice of the date when the same shall take place (and, if applicable, specifying the date on which the holders of the Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon the occurrence of such events).

5.       FRACTIONAL SHARES

         No fractional shares shall be issued upon the exercise of this Warrant, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share, determined on the basis of the total number of shares of Common Stock issuable upon such aggregate conversion.

6.       TRANSFERS

         6.1 RESTRICTIONS ON TRANSFER

         No Warrant Shares or any interest therein may be transferred unless (a) such transfer is registered under the Securities Act of 1933, as amended (the "Securities Act"), (b) the Company has received an opinion of legal counsel for the Holder reasonably satisfactory to the Company stating that the transfer is exempt from the registration requirements of the Securities Act, or (c) the Company otherwise satisfies itself that such transfer is exempt from registration.

         6.2 TRANSFERS

         The Company shall register on the books of the Company maintained at its principal office the permitted transfer of this Warrant upon surrender to the Company of this Warrant, with the form of Assignment attached hereto as Annex B duly completed and executed by the Holder. Upon any such registration of transfer, a new Warrant, in substantially the form of this Warrant, evidencing this Warrant so transferred shall be issued, at the Company's expense, to the transferee.

7.       LEGEND

         Legends setting forth or referring to the applicable restrictions set forth in Section 6.1 may be placed on this Warrant, any replacement hereof or any certificate representing the Warrant Shares, and a stop transfer restriction or order shall be placed on the books of the Company and with any transfer agent until such securities may be sold or otherwise transferred in accordance with
Section 6.1.

8.       HOLDER AS OWNER

         The Company may deem and treat the holder of record of this Warrant as the absolute owner hereof for all purposes regardless of any notice to the contrary.

9.       NO SHAREHOLDER RIGHTS

         This Warrant shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights whatsoever except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Shares, until and to the extent that this Warrant shall be exercised.

10.      REGISTRATION RIGHTS

         (a) Subject to Section 10(b) below, the Company shall file, with respect to the shares of Common Stock issuable under this Warrant, a registration statement on Form S-3 (or any successor form) on or before the 180th day after the issuance date of this Warrant to register the shares issuable upon the exercise of this Warrant under the Securities Act. The Company shall use commercially reasonable efforts to have the registration statement declared effective and to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for at least 120 days.

         (b) The Company shall not be obligated to effect any such registration pursuant to Section 10(a):

                  (1) if Form S-3 is not available for such offering by the Holder;

                  (2) if the Company shall furnish to the Holder a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after the expiration of the 180-day period set forth above; or

                  (3) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration.

         (c) The Company shall notify the Holder in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 10(a) of this Warrant or to any employee benefit plan or a corporate reorganization) and will afford the Holder an opportunity to include in such registration statement all or any part of the shares issuable upon the exercise of this Warrant, subject to the provisions of Sections 10(d) and 10(e) below. If the Holder wants to include in any such registration statement all or any part of the shares issuable upon the exercise of this Warrant, the Investor shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of shares of Common Stock the Investor wishes to include in such registration statement.

         (d) If a registration statement under which the Company gives notice under Section 10(c) is for an underwritten offering, then the Company shall so advise the Holder. In such event, the right of the Holder to include any of the shares issuable upon the exercise of this Warrant in a registration pursuant to
Section 10(c) shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Holder's shares of Common Stock in the underwriting on the same terms and conditions as the other participants in such offering, including, without limitation, entering into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriters). Notwithstanding any other provision of this Warrant, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, FIRST, to the Company, SECOND, to each holder of registration rights granted by the Company before the issuance date of this Warrant that contractually require the Company to include such holder's shares on a priority basis, and THIRD, to the Holder and any other holder of registration rights granted by the Company (excluding those covered above), on a pro rata basis based on the total number of shares of Common Stock then sought to be included by each in such offering. If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any shares of Common Stock excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

         (e) The Holder may not have any shares of Common Stock registered pursuant to any registration statement initiated pursuant to the Registration Rights Agreement, dated as of June 9, 1999, among the Company, Strong River Investment Inc., and Bay Harbor Investments, Inc.

11.      GOVERNING LAW; CONSTRUCTION

         The validity and interpretation of the terms and provisions of this Warrant shall be governed by the laws of the State of Oregon. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

12.      LOST WARRANT CERTIFICATE

         Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) indemnification reasonably satisfactory to the Company or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination.

13.      WAIVERS AND AMENDMENTS

         This Warrant or any provision hereof may be amended or waived only by a statement in writing signed by the Company and the Holder.

14.      NOTICES

         Any notice required by the provisions of this Warrant to be given to the Holder shall be deemed given two days after being deposited in the United States mail, postage prepaid and addressed to such Holder's address appearing on the books of the Company.

         Any notice required by the provisions of this Warrant to be given to the Company shall be deemed given two days after being deposited in the United States mail, postage prepaid and addressed to CenterSpan Communications Corporation, 7175 NW Evergreen Parkway, Hillsboro, OR 97124, Attention: Frank G. Hausmann, or at such other address as specified in a notice delivered to the Holder as set forth above.

15.      BINDING EFFECT

         This Warrant shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of and be enforceable by the Holder and its successors and permitted assigns.

16.      INVESTMENT INTENT, ETC.

         By accepting this Warrant, the Holder represents that (a) the Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise hereof for investment and not with a view to, or for sale in connection with, any distribution thereof; (b) the Holder can bear the economic risk of an investment in the Warrant Shares (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of an investment in the Warrant Shares; (c) the Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act, or under the securities laws of any jurisdiction, by reason of reliance upon certain exemptions, and that the reliance of the Company on such exemptions is predicated upon the accuracy of the Holder's representations in this Section; (d) the Holder is familiar with Regulation D promulgated under the Securities Act and is an "accredited investor" as defined in Rule 501(a) of Regulation D; and (e) the Holder is familiar with Rule 144 under the Securities Act, as currently in effect, and understands the resale limitations that are or would be imposed thereby and by the Securities Act on this Warrant and the Warrant Shares to the extent such securities are characterized as "restricted securities" under the United States federal securities laws inasmuch as they are acquired from the Company in a transaction not involving a public offering.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                          CENTERSPAN COMMUNICATIONS CORPORATION


                          By
                            ------------------------------------
                          Name:     Frank G. Hausmann
                          Title:    Chief Executive Officer and
                                    President

                                     ANNEX A

                          FORM OF ELECTION TO PURCHASE

To CenterSpan Communications Corporation:

         The undersigned hereby elects to purchase ___________ shares of Common Stock of CenterSpan Communications Corporation issuable upon the exercise of the within Warrant, and requests that a certificate for such shares shall be issued in the name of the undersigned holder and delivered to the address indicated below.

         [Payment enclosed in the amount of $                          ]
                                             ---------------------------

         [THE UNDERSIGNED ELECTS THAT THE WARRANT BE EXERCISED IN ACCORDANCE WITH SECTION 1.3.2 thereof.]

         Dated:
               -------------

         Name of holder of Warrant:
                                   --------------------------------------------
                                                   (please print)

                  Address:
                             --------------------------------------------------

                             --------------------------------------------------

                             --------------------------------------------------

                  Signature:
                             --------------------------------------------------

                                     ANNEX B

                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED, ______________________________________ hereby sells, assigns and transfers to the assignee set forth below all of the rights of the undersigned in and to the number of Warrant Shares (as defined in and evidenced by the foregoing Warrant) set opposite the name of such assignee below and in and to the foregoing Warrant with respect to said Warrant Shares:


NAME OF ASSIGNEE                   ADDRESS                     NUMBER OF SHARES
----------------                   -------                     ----------------




         Dated:
               --------------

         Name of holder of Warrant:
                                   --------------------------------------------
                                                   (please print)

                  Address:
                             --------------------------------------------------

                             --------------------------------------------------

                             --------------------------------------------------

                  Signature:
                             --------------------------------------------------